FORM 8-A
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
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                              U.S. CONCRETE, INC.
            (Exact name of registrant as specified in its charter)

                  DELAWARE                             76-0586680
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)

         1360 POST OAK BLVD., SUITE 800
                 HOUSTON, TEXAS                             77056
    (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                            NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED     EACH CLASS IS TO BE REGISTERED
             NONE                                        NONE

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities Act registration statement file number to which this form relates:
333-74855 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.001 PER SHARE
                               (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The class of securities to be registered hereby is Common Stock, par value $.001 per share (the "Common Stock"), of U.S. Concrete, Inc., a Delaware corporation (the "Company"). For descriptions of the Common Stock, the other capital stock of the Company and certain anti-takeover provisions included in the charter of the Company, see the information set forth under the caption "Description of Capital Stock" in (i) the prospectus subject to completion dated May 5, 1999, included in Part I of the Registration Statement on Form S-1 (the "Registration Statement") of the Company, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on March 22, 1999 (Registration No. 333-74855), as amended on May 5, 1999, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement. The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "RMIX." The Company has delivered copies of the Registration Statement and related prospectus to The Nasdaq Stock Market, Inc. in connection with that approval.

ITEM 2.     EXHIBITS.

            The following exhibits are filed as part of this Registration Statement on Form 8-A:

*4.1 Form of Certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

*4.2        Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

*4.3        Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

*4.4 Form of Rights Agreement of the Company, including form of Rights Certificate as Exhibit B thereto (incorporated herein by reference to Exhibit 4.10 to the Registration Statement).


 *  Incorporated by reference as indicated pursuant to Rule 12b-32.

                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    U.S. CONCRETE, INC.



Date: May 10, 1999                  By: /S/ MICHAEL W. HARLAN
                                        Michael W. Harlan
                                        Senior Vice President and Chief
                                        Financial Officer